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                                                                     Exhibit 5.1

                               THOMPSON & KNIGHT
                                  [LETTERHEAD]

(214) 969-1391

                                 July 14, 1995

InterVoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

         Re:     1990 Incentive Stock Option Plan
                 Registration Statement on Form S-8

Dear Sirs:

         We are general counsel for InterVoice, Inc., a Texas corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 800,000 shares of the Company's Common Stock, no par value per share (the "Shares"), for issuance under the InterVoice, Inc. 1990 Incentive Stock Option Plan, as amended (the "Plan").

         We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company who we believe to be responsible.

         Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Prospectus distributed in connection therewith under the caption "Legal Matters." The foregoing, however, shall not constitute "consent" to the use of our name as experts as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Respectfully submitted,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation


                                        By:  /s/ Peter A. Lodwick
                                            ----------------------------------
                                             Peter A. Lodwick, Attorney